                                                                    EXHIBIT 10.7

                                  Working Copy

                             SUPER VALU STORES, INC.
                              EXCESS BENEFITS PLAN
                               (1989 Restatement)

                        First Effective February 24, 1985
               As Amended and Restated Effective February 28, 1987
                                       And
               As Amended and Restated Effective February 26, 1989

                                       AND

                                  As Amended By

             The FIRST AMENDMENT Adopted and Effective June 30, 1998

Note: Material added or modified by the First Amendment is shown in italics.
      Modified section numbers are not generally shown in italics.

--------------------------------------------------------------------------------

     This Working Copy has been compiled from the original Plan documents and amendments for the convenience of those charged with administration of the Plan. This Working Copy has not been approved, ratified or executed by the company, its board, its officers or any committee. This Working Copy is not, therefore, an official legal document under which the Plan is maintained. Certain questions, particularly questions relating to the effectiveness of amendments, can only be resolved by referring to the original Plan documents and amendments.

                             SUPER VALU STORES, INC.
                              EXCESS BENEFITS PLAN
                               (1989 Restatement)

     WHEREAS, This corporation and certain subsidiaries of this corporation have heretofore adopted and currently maintain a defined benefit pension plan known as the Super Valu Stores, Inc. Retirement Plan (hereinafter the "Retirement Plan") and several defined contribution profit sharing plans (hereinafter collectively the "Profit Sharing Plans") for the purpose of developing retirement benefits for employees; and

     WHEREAS, The Retirement Plan and the Profit Sharing Plans are subject to the Employee Retirement Income Security Act of 1974, as amended (hereinafter "ERISA") and they are intended to qualify under section 401(a) of the Internal Revenue Code of 1954, as amended (hereinafter the "Code"); and

     WHEREAS, By operation of section 401(a) of the Code, benefits which may be paid under the Retirement Plan and allocations which may be made under the Profit Sharing Plans are restricted so that they do not exceed certain maximum limitations established under section 415 of the Code; and

     WHEREAS, For benefits accruing under the Retirement Plan and Profit Sharing Plans during plan years beginning after December 31, 1988, the maximum amount of annual compensation which may be taken into account for any employee may not exceed a fixed dollar amount which is established under section 401(a)(17) of the Code; and

     WHEREAS, Changes in the Retirement Plan accrued benefit formula were required to be made effective February 26, 1989, to keep the Retirement Plan in compliance with section 401(1) of the Code and these changes had the effect of reducing the expected benefits which certain employees might have expected to realize if the Retirement Plan formulas had not been changed; and

     WHEREAS, ERISA authorizes the establishment of an unfunded, nonqualified plan of deferred compensation maintained by an employer solely for the purpose of providing benefits for employees which are in excess of the limitations on benefits and allocations imposed on qualified plans by section 415 of the Code; and

     WHEREAS, ERISA also authorizes the establishment of an unfunded, nonqualified plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees; and

     WHEREAS, Effective February 24, 1985, this corporation did establish a nonqualified plan known as the "Super Valu Stores, Inc. Excess Benefit Plan" and did amend and restate the same effective February 28, 1987, in a document known as the "Super Valu Stores, Inc. Excess Benefit Plan (1987 Restatement)"; and

     WHEREAS, It is in the interest of this corporation to provide the full benefits promised to certain employees under the Retirement Plan and to make the full allocations for certain employees under the Profit Sharing Plans without regard to the limitations on benefits and allocations imposed by section 415 of the Code and without regard to the compensation limitation imposed by section 401 (a)(1 7) of the Code and that an unfunded nonqualified deferred compensation plan be maintained for this and other purposes; -

     NOW THEREFORE, This corporation does hereby amend and restate the previously established "Super Valu Stores, Inc. Excess Benefit Plan (1987 Restatement)" and amend it to incorporate features of an unfunded, nonqualified deferred compensation plan, the terms and conditions of which are as follows:

1. Plan Name. This plan shall be referred to as the SUPER VALU STORES, INC. EXCESS BENEFITS PLAN (1989 Restatement) (hereinafter the "Plan").

2. Participating Employees.

     2.1. General Rules. The individuals eligible to participate in and receive benefits under the Plan are those of Super Valu Stores, Inc. and its subsidiaries who, on or after February 24, 1985:

     (i) are participating employees in the Retirement Plan or a Profit Sharing Plan, or both; and

     (ii) are actively employed by Super Valu Stores, Inc. or one of its subsidiaries; and

    (iii) are affirmatively selected for participation in this Plan by the Compensation Committee of the Board of Directors.

     2.2. Specific Exclusions. Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a participating employee in this Plan, develop benefits under this Plan or be entitled to receive benefits under tl-~s Plan (either for himself or his survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a participating employee in this Plan at any time. If any person not so defined has been erroneously treated as a participating employee in this Plan, upon discovery of such error such person's erroneous participation shall immediately terminate ab initio and upon demand such person shall be obligated to reimburse Super Valu Stores, Inc. for all amounts erroneously paid to him or her.

3. Benefit for Retirement Plan Participating Employees.

     3.1. General Amount. Except to the extent provided otherwise in Section 3.5, this Plan shall pay to participating employees the excess, if any, of

     (i) the amount that would have been payable under the Retirement Plan if such benefit had been determined without regard to the benefit limitations under section 415 of the Code and without regard to the compensation limitation of section 401(a)(17) of the Code, over

     (ii)  the amount actually paid from the Retirement Plan.

     3.2. Form. Except as provided in paragraph 6 below, this benefit (minus the withholding and payroll taxes which must be deducted therefrom) shall be paid to the participating employee directly from the general assets Super Valu Stores, Inc. in such one of the following Actuarially Equivalent forms as the participating employee shall have elected in writing not later than October 1, 1990:

     (i)   a single lump sum;

     (ii)  a series of five (5) equal annual installments;

     (iii) a series of ten (10) equal annual installments;

     (iv)  a single life annuity (also known as a Basic Pension);

     (v)   a joint and 50% to surviving spouse annuity;

     (vi)  a joint and 67% to surviving spouse annuity; or

     (vii) a joint and 100% to surviving spouse annuity.

Actuarially Equivalent value shall be determined by reference to the rules and factors in effect under the Retirement Plan at the time the benefit is first payable. Benefits payable to a surviving spouse shall be paid only to the person, if any, who was the participating employee's surviving spouse at the time of the Termination of Employment. If there is no such surviving spouse at such time, all elections of forms paying benefits to a surviving spouse shall be deemed to be elections of a single life annuity (or Basic Pension) form. Amounts payable to the participating or installment form which are not paid at the participating employee's death shall be paid to the participating employee's estate.

     3.3. Time. The payment shall be made (in the case of a single lump sum) or commenced (in the case of installments or an annuity) at whichever of the following dates as the participating employee shall have elected in writing delivered to the Committee not later than October 1, 1990:

     (i) within thirty (30) days after the participating employee shall have had a Termination of Employment;

     (ii) during the March following the date the participating employee shall have had a Termination of Employment;

     (iii) during the March following the date the participating employee shall have attained age sixty-two (62) years or had a Termination of Employment, if later;

     (iv) during the March following the date the participating employee shall have attained age sixty-five (65) years or had a Termination of Employment, if later.

     3.4. Default. If for any reason a participating employee shall have failed to make a timely written designation of form and time for distribution (including reasons beyond the control of the participating employee), the distribution shall be made in a single lump sum during the March fol.lowing the date the participating employee shall have had a Termination of Employment. If the Participant shall have not filed an application for a benefit within five
(5) years after his Normal Retirement Date (or his Termination of Employment, if later), such benefit shall be permanently and irrevocably forfeited.

     3.5. Special Benefit. In lieu of all benefits described in Section 3.1 and
Section 5 there shall be paid to (and with respect to) participating employees who:

     (i)   were born before March 1, 1952; and

     (ii) have not less than fifteen (15) years of Credited Service with Super Valu Stores, Inc. and its subsidiaries under the Retirement Plan at termination of employment; and

     (iii) are "highly compensated employees" as defined in Code section 414(q) at the time of their termination of employment; and

     (iv) were actively employed by Super Valu Stores, Inc. and participating in the Retirement Plan on February 26, 1989,

only the benefits, if any, described in the separate nonqualified plan document titled as the SUPER VALU STORES, INC. NONQUALIF~IED SUPPLEMENTAL EXECUTWE RETIREMENT PLAN.

Notwithstanding anything apparently to the contrary such persons shall not be entitled to participate in or develop benefits under or receive benefits from this Plan.

4. Benefit For Profit Sharing Plan Participating Employees. This Plan shall provide for participating employees as defined in Section 2.1, the excess, if any, of:

     (i) the amount which would have been allocated for the participating employee under the Profit Sharing Plans if such allocation had been determined without regard to the allocation limitations under section 415 of the Code and- without regard to the compensation limitatiorvof section 401(a)(17) of the Code, over

     (ii) the amount actually allocated for the participating employee under the Profit Sharing ZD Plans after taking into account the allocation limitations under section 415 of the Code and the compensation limitation of section 401(a)(17) of the Code.

This benefit shall be credited to an account for the participating employee under the Super Valu Stores, Inc. Deferred Compensation Plan at the same time as the contribution would have been made for the participating employee if it had been made under the Profit Sharing Plan. Provided, however, if the participating employee is not fully (100%) vested under the Profit Sharing Plan at that time of contribution, the contribution shall not be credited under Super Valu Stores, Inc. Deferred Contribution Plan until such time as the participating employee is fully (100%) vested under the Profit Sharing Plan. All matters concerning distribution of this benefit from the Super Valu Stores, Inc. Deferred Compensation Plan to the participating employee or survivors of the participating employee shall be governed under the terms and provisions of the Super Valu Stores, Inc. Deferred Compensation Plan including that plan's accrual of interest provisions (and not this document or the Profit Sharing Plans' documents).

5. Benefit to Retirement Plan Beneficiaries.

     5.1. Amount. There shall be paid under this Plan and to the surviving spouse or other joint or contingent annuitant or beneficiary of a participating employee as defined in Section 2.1 (subject to the exclusion in Section 3.5), the excess, if any, of.

     (i) the amount which would have been payable under the Retirement Plan if such benefit had been determined without regard to the benefit limitations of section 415 of the Code and without regard to the compensation limitation of section 401(a)(17) of the Code, over

     (ii) the amount actually paid from the Retirement Plan.

     5.2. Form. Except as provided in paragraph 6 below, this benefit (minus the withholding and payroll taxes which must be deducted therefrom) shall be paid to such person directly from the general assets of Super Valu Stores, Inc. in such one of the following Actuarially Equivalent forms as the participating employee shall have elected in writing delivered to the Committee not later than October 1, 1990:

     (i)  a single lump sum;

     (ii) a series of five (5) annual installments;

    (iii) a series of ten (10) annual installments;

     (iv) a single life annuity (for, the life of the joint annuitant only).

Actuarially Equivalent value shall be deten-nined by reference to the rules and factors in effect under the Retirement Plan at the time the benefit is first payable. Benefits payable to a surviving spouse shall be paid only to the person, if any, who was the participating employee's surviving spouse at the time of the Termination of Employment. If there is no such surviving spouse at such Termination of Employment, all elections of forms paying benefits to a surviving spouse shall be deemed to be elections of a single life annuity (or Basic Pension) form. Benefits payable in a lump sum or installment form that have not been paid at the death of the Beneficiary shall be payable to the Beneficiary's estate.

     5.3. Time. The payment shall be made (in the case of a single lump sum) or commenced (in the case of installments or an annuity) at whichever of the following dates as the participating employee shall have elected in writing delivered to the Committee not later than October 1, 1990:

     (i) within thirty (30) days after the participating employee shall have died;

     (ii) during the March following the date the participating employee shall have died;

    (iii) during the March following the date the participating employee shall have attained age sixty-two (62) years or died if later;

     (iv) during the March following the date the participating employee shall have attained age sixty-five (65) years or died if later.

     5.4. Default. If for any reason a participating employee shall have failed to make such a timely written designation of form and time for distribution (including reasons beyond the control of the participating employee), the distribution shall be made in a single lump sum during the March following the date the participating employee shall have died. No spouse, former spouse, designated Joint Annuitant or Beneficiary shall have any right to participate in the Participant's selection of the time or the form of benefit or the designation of a Joint Annuitant or Beneficiary or the changing of the same. If the Participant shall have not filed an application for a benefit within five
(5) years after his Normal Retirement Date (or his Termination of Employment, if later), such benefit shall be permanently and irrevocably forfeited.

6. Commutation of Retirement Plan Excess Benefits. At the election of the Compensation Conunittee of the Board of Directors of Super Valu Stores, Inc. (or its authorized agent), and for the purpose of minimizing employer payroll or other taxes due on benefits payable under this Plan with respect to the Retirement Plan, the Compensation Committee may commute the value of benefits payable to or with respect to participating employee at the time of the retirement, quit, discharge, death or other termination of employment of the participating employee. The commuted single sum of the value so determined shall be calculated by reference to the interest and mortality factors then in effect under the Retirement Plan with respect to which the commuted benefits are paid. The commuted single sum value shall then be -transferred to the Super Valu Stores, Inc. Deferred Compensation Plan as of the date of commutation for payment in accordance with the terms of that plan. If the Compensation Corrunittee elects to commute Retirement Plan benefits payable to or with respect to a participating employee, the Compensation Committee shall cause the participating employee or other person to whom such benefits are payable to be immediately notified in writing of that commutation.

7. Funding. All benefits payable under this Plan shall be paid exclusively from the general assets of Super Valu Stores, Inc. and no fund or trust shall be established apart from the general assets of such corporation for this purpose nor shall any assets or property be segregated or set apart from such corporation's general assets for the purposes of funding this Plan.

8. General Matters. This Plan shall not alter, enlarge or diminish any person's employment rights or obligations or rights or obligations under a Retirement Plan or a Profit Sharing Plan. The Compensation Committee of the Board of Directors of Super Valu Stores, Inc. may amend this Plan prospectively, retroactively, or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action. Super Valu Stores, Inc. shall be the Plan Administrator of this Plan.

9. Forfeiture of Benefits. All unpaid benefits under this Plan, including without limiting the generality of the foregoing, undistributed accruals attributable to this Plan which are developed under the Super Valu Stores, Inc. Deferred Compensation Plan, shall be forfeited upon the determination by the Compensation Committee of the Board of Directors of Super Valu Stores, Inc. that the participating employee, either before or after termination of employment:

     (i) has engaged in a felonious, fraudulent or other activity resulting in harm to Super Valu Stores, Inc. or a subsidiary;

     (ii) has divulged to a competitor any confidential information, or trade information, or 0 trade secrets of Super Valu Stores, Inc. or a subsidiary; or

     (iii) has provided Super Valu Stores, Inc. or a subsidiary with materially false reports concerning his business interests or employment; or

     (iv) has made materially false representations which are relied upon by Super Valu Stores, Inc. or a subsidiary in furnishing information to shareholders, stock exchange or the Securities and Exchange Commission; or

     (v) has maintained an undisclosed, unauthorized and material conflict of interest in the discharge of the duties owed by the participating employee to Super Valu Stores, Inc. or a subsidiary; or

     (vi) has engaged in conduct causing a serious violation of state or federal law by Super Valu Stores, Inc. or a subsidiary; or

     (vii) has engaged in the theft of assets or funds of Super Valu Stores, Inc. or a subsidiary; or

    (viii) has engaged in fraud or dishonesty toward Super Valu Stores, Inc. or a subsidiary which is admitted or judicially proven; or

     (ix) has been convicted of any crime which directly or indirectly arose out of his employment relationship with Super Valu Stores, Inc. or a subsidiary or materially affected his ability to discharge the duties of his employment with Super Valu Stores, Inc. or a subsidiary; or

     (x) has during his employment or for a period of two years after the termination of his employment engaged in any employment or self-employment with a competitor of Super Valu Stores, Inc. or a subsidiary within the geographical area which is then served by Super Valu Stores, Inc. or the subsidiary.

10. Claims Procedure. An application for benefits under Section 3, 4, 5 or 6 shall be considered as a claim for the purposes of this section.

     10.1. Original Claim. Any employee, former employee, joint annuitant or beneficiary of such employee or former employee may, if he so desires, file with the Compensation Committee of the Board of Directors of Super Valu Stores, Inc. a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Compensation Committee shall notify the claimant in writing whether his claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Compensation Committee shall state in writing:

     (a)   the specific reasons for the denial;

     (b) the specific references to the pertinent provisions of this Plan Statement on which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (d) an explanation of the claims review procedure set forth in this section.

     10.2. Claims Review Procedure. Within sixty (60) days after receipt of notice that his claim has been denied in whole or in part, the claimant may file with the Compensation Conunittee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Compensation Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

     10.3. General Rules.

     (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Compensation Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Compensation Committee upon request.

     (b) All decisions on claims and on requests for a review of denied claims shall be made by the Compensation Committee.

     (c) The Compensation Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

     (d) Claimants may be represented by a lawyer or other representative (at their own expense), but the Compensation Committee reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

     (e) The decision of the Compensation Committee on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

     (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or his representative shall have a reasonable opportunity to review a copy of this Plan Statement and all other pertinent documents in the possession of the Employer and the Compensation Committee.

11. Construction. This Plan is adopted with the understanding that it is in part an unfunded excess benefit plan within the meaning of Section 3(36) ERISA and is in part an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in sections 201(2), 301(3) and 401(a)(1) of ERISA. Each provision hereof shall.be interpreted and administered accordingly.

     Unless a contrary intention is clearly expressed herein, terms defined in the Retirement Plan and used in this Plan shall have the meanings assigned in the Retirement Plan insofar as this Plan is developing benefits by reference to the Retirement Plan. Unless a contrary intention is clearly expressed herein, terms defined in a Profit Sharing Plan and used in this Plan shall have the meanings assigned in the Profit Sharing Plan insofar as this Plan is developing benefits by reference to such Profit Sharing Plan.

     It is specifically contemplated that the Retirement Plan and the Profit Sharing Plans will, from time to time, be amended and possibly terminated. All such amendments and ten-ninations shall be given effect under this Plan (it being expressly intended that this Plan shall not freeze or lock in the benefit structures of such plans as they exist at the adoption of this Plan or upon the commencement of participation by any participating employee).

     This Plan is adopted in the State of Nfinnesota and shall be construed and enforced according to the laws of that State to the extent such laws are not preempted by federal law.

     This Plan will not provide any excess benefits with respect to any stock bonus plan, employee stock ownership plan or PAYSOP. This Plan shall be construed to prevent the duplication of benefits provided under any other plan or arrangement, whether qualified or nonqualified, funded or unfunded, to the extent that such other benefits are provided directly or indirectly by the Employer.

================================================================================
                                         First Amendment-Effective June 30, 1998

12. Change in Control.

     12.1. Special Definitions. A "Change of Control" shall be deemed to have occurred upon any of thefollowing events:

     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the

================================================================================

          "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, thatfor purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control, (A) any acquisition directly from the Company or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company of any corporation controlled by the Company; or

     (ii) the consummation of any merger or other business combination of the Company, sale or lease of the Company's assets or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the shareholders of the Company and any trustee orfiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or lessee of the Company's assets; or (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or

    (iii) within any 24 month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors ") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least three-fourths of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest); or

     (iv) such other event or transaction as the Board shall determine constitutes a Change in Control.

     12.2. Amendment. Notwithstanding any other provision of the Plan, during thefive (5) years following a change in control, the provisions of the Plan may not be amended if any amendment would adversely affect the rights, expectancies or benefits provided by the Plan (as in effect immediately prior to the change in control), of any Participant, Beneficiary or other person entitled to payments under the Plan.

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                                      -11-